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Exhibit 5.1

General Maritime Corporation
35 West 56th Street
New York, New York 10019

November 22, 2002

  Re: General Maritime Corporation

Ladies and Gentlemen:

        I am licensed to practice law in the Republic of the Marshall Islands (the "RMI"), under Bar Certificate No. 80, and am a member in good standing of the Bar of the RMI. I am acting as special RMI counsel for the General Maritime Corporation, a RMI non-resident domestic corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of up to 2,900,000 shares (the "Shares"), of common stock, par value US$0.01 per share (the "Common Stock"), to be issued pursuant to the Registrant's General Maritime Corporation 2001 Stock Incentive Plan (the "Plan").

        In connection with this opinion and the registration of the Shares, I have examined originals, facsimiles, photo, or electronic copies of the Registration Statement, the Plan, the Amended and Restated Articles of Incorporation of the Registrant and the Amended and Restated By-laws of the Registrant, and such documents and records as I have deemed necessary in order to render this opinion on the matters covered hereby.

        I have also examined and relied upon representations, statements, or certificates of such RMI public officials and officers and representatives of the Registrant as I have considered necessary and appropriate.

        I have also made such examinations of matters of RMI law as I deem necessary in connection with the opinions expressed herein.

        I have not reviewed any other documents other than those specifically listed above and I cannot render an opinion regarding the laws of the RMI on any other documents other than those specifically listed above even if such other documents have either been referred to or are incorporated into the documents I have reviewed.

        Whenever my opinion is indicated to be based on my knowledge or awareness, it is intended to signify that I have not undertaken any independent investigation specifically for the purpose of rendering this opinion other than those procedures referred to herein and my knowledge will be limited to those matters of which I have actual knowledge. Whenever I have stated that I have assumed any matter, it is intended that I assume such matter without making any factual, legal, or other inquiry or investigation and without expressing any opinion or conclusion of any kind concerning such matter.

        I express no opinion as to matters governed by, or the effect or applicability of any laws of any jurisdiction other than the laws of the RMI which are in effect as of the date hereof. This opinion speaks as of the date hereof, and it should be recognized that changes may occur after the date of this letter which may effect the opinions set forth herein. I assume no obligation to advise the parties, their counsel, or any other party seeking to rely upon this opinion, of any such changes, whether or not material, or of any other matter which may hereinafter be brought to my attention.

        I hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

        Based upon and subject to the assumptions, qualifications and limitations herein, I am of the opinion that:

        The Shares covered by the Registration Statement, following the granting of the options and other stock-based awards described in the Plan and upon delivery of such Shares and payment therefor at the prices and in accordance with the terms as stated in the Plan, will be validly issued, fully paid, and non-assessable.

Sincerely,
/s/ DENNIS REEDER Dennis Reeder

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  Exhibit 5.1